Calculation of Filing Fee Tables
S-3
Traws Pharma, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value per share	Other	35,897,514	$ 1.475	$ 52,948,833.15	0.0001381	$ 7,312.23
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 52,948,833.15		$ 7,312.23
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 7,312.23
Offering Note
[1]	(1a) Represents the shares of common stock, par value $0.01 per share ("Common Stock"), of Traws Pharma, Inc. (the "Registrant") that will be offered for resale by the selling stockholders pursuant to the prospectus contained in the Registration Statement on Form S-3 (the "Registration Statement") to which this exhibit is attached. The Registration Statement registers an aggregate of 35,897,514 shares (the "Shares") of Common Stock, which consist of (i) 4,993,412 shares of Common Stock issued to the selling stockholders ("Selling Stockholders") pursuant to that certain Securities Purchase Agreement, dated April 15, 2026 (the "Purchase Agreement"), by and between the Company and Selling Stockholders, (ii) 989,507 shares of Common Stock issuable by the Company upon exercise of certain pre-funded warrants issued to the Selling Stockholders pursuant to the Purchase Agreement, (iii) 5,982,919 shares of Common Stock issuable by the Company upon exercise of the Series A warrants issued to the Selling Stockholders pursuant to the Purchase Agreement, (iv) 5,982,919 shares of Common Stock issuable by the Company upon exercise of the Series B warrants issued to the Selling Stockholders pursuant to the Purchase Agreement, and (v) 17,948,757 shares of Common Stock issuable by the Company upon exercise of the Series C warrants issued to the Selling Stockholders pursuant to the Purchase Agreement. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock. (1b) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Common Stock, as reported on the Nasdaq Capital Market on May 1, 2026, a date within five business days prior to the filing of the Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date